Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 2020 relating to the financial statements of Vera Bradley, Inc. and the effectiveness of Vera Bradley, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vera Bradley, Inc. for the year ended February 1, 2020.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
October 28, 2020